FOR IMMEDIATE RELEASE

Iron Mountain Reports Fourth Quarter and Full Year 2021 Results
-- Full Year Net Income increases 32%; Achieves record quarterly and annual Revenue, AFFO and Adjusted EBITDA --
-- Issues Full Year 2022 Guidance; Growth at midpoint of 16% Revenue and 12% Adjusted EBITDA --
BOSTON – February 24, 2022 – Iron Mountain Incorporated (NYSE: IRM), a global leader in innovative storage, data center infrastructure, asset lifecycle management and information management services, announces record financial and operating results for the fourth quarter and full year 2021. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain’s Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.
“We are pleased to have delivered exceptional performance in the fourth quarter, marking a record year both in terms of revenue and profitability - in spite of COVID still impacting some of our traditional services. This record result is reflective of our expanding and broad offerings, continued resiliency in our storage businesses, deep customer relationships, and strength of our team," said William L. Meaney, President and CEO of Iron Mountain. "Despite the challenges associated with the pandemic, our Mountaineers around the world have continued to put our customers first. This customer-first mindset has delivered accelerated growth for our company as a result of solving more and more of our customers' critical issues linked to their digital transformation and asset protection initiatives. As we look ahead, we have never been more confident in our ability to continue to create meaningful value for our customers and our shareholders."
Financial Performance Highlights for the Fourth Quarter and Full Year 2021

($ in millions, except per share data)
	Three Months Ended			Full Year Ended
	12/31/21	12/31/20	Y/Y % Change	12/31/21	12/31/20	Y/Y % Change
Storage Rental Revenue	$725	$697	4%	$2,870	$2,754	4%
Service Revenue	$434	$362	20%	$1,621	$1,393	16%
Total Revenue	$1,160	$1,060	9%	$4,492	$4,147	8%

Net Income (Loss)	$61	$247	(75)%	$453	$343	32%
Adjusted EBITDA	$431	$374	15%	$1,635	$1,476	11%
Adjusted EBITDA Margin	37.1%	35.3%	+180 bps	36.4%	35.6%	+80 bps

AFFO	$267	$191	40%	$1,012	$888	14%
AFFO per share	$0.92	$0.66	39%	$3.48	$3.07	13%

•Total reported Revenues for the fourth quarter were $1.16 billion, compared with $1.06 billion in the fourth quarter of 2020, an increase of 9.4%. Excluding the impact of foreign currency exchange (FX), total reported Revenues increased 9.9% compared to the prior year, driven by a 20.4% increase in Service revenue, while Storage rental revenue increased 4.5%. For the full year, total reported Revenues increased 8.3%, or 6.8%, excluding the impact of FX.
•Net Income for the fourth quarter was $61.5 million compared with $246.8 million in the fourth quarter of 2020. The following items were included in Net Income:
◦Restructuring Charges of $76.7 million associated with the implementation of Project Summit in the fourth quarter of 2021 compared to $65.7 million in the fourth quarter of 2020.
◦Gain on Disposal/Write-Down of PP&E, Net of $37.7 million in the fourth quarter of 2021 compared to $285.4 million in the fourth quarter of 2020, primarily related to the company's capital recycling program.
•For the full year, Net Income was $452.7 million, compared with $343.1 million in 2020. The following items were included in the full year ended 2021 and 2020, respectively:
◦Restructuring Charges of $206.4 million compared to $194.4 million.
◦Intangible Impairment charge of $23.0 million related to the writedown of goodwill associated with the Fine Arts business in the first quarter of 2020.
◦Gain on Disposal/Write-Down of PP&E, Net of $172.0 million compared to $363.5 million, primarily related to the company's capital recycling program.
◦Other Income, Net of $192.8 million, primarily related to a gain on sale from the divestment of the company's Intellectual Property Management business, compared to Other Expense, Net of $143.5 million, primarily related to a debt extinguishment charge and foreign currency translation losses.
•Adjusted EBITDA for the fourth quarter was $430.7 million, compared with $374.2 million in the fourth quarter of 2020, an increase of 15.1%. On a constant currency basis, Adjusted EBITDA increased by 15.4%, driven by the strong increase in Service revenue and benefits from Project Summit. For the full year, Adjusted EBITDA was $1.635 billion, compared with $1.476 billion in full year 2020, an increase of 10.8%. On a constant currency basis, Adjusted EBITDA increased 9.1%.
•Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated for the fourth quarter was $0.21, compared with $0.86 in the fourth quarter of 2020. For the full year, Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated was $1.55, compared with $1.19 in full year 2020.
•Adjusted EPS for the fourth quarter was $0.43, compared with $0.29 in the fourth quarter of 2020. Adjusted EPS reflects a structural tax rate of 17.7% and 15.1%, in the fourth quarters of 2021 and 2020, respectively. For the full year, Adjusted EPS was $1.51, compared with $1.19 in full year 2020.
•FFO (Normalized) per share was $0.74 for the fourth quarter, compared with $0.60 in the fourth quarter of 2020, an increase of 23.3%. For the full year, FFO (Normalized) per share was $2.76, compared with $2.42 in full year 2020, an increase of 14.0%.
•AFFO was $267.0 million for the fourth quarter, compared with $190.8 million in the fourth quarter of 2020, an increase of 40.0%, driven by improved EBITDA in 2021 and higher levels of recurring capital spend in the fourth quarter of 2020 as the Company caught up on delayed activities due to the pandemic. For the full year, AFFO was $1.012 billion, compared with $887.5 million in full year 2020, an increase of 14.0%.

•AFFO per share was $0.92 for the fourth quarter, compared with $0.66 in the fourth quarter of 2020, an increase of 38.7%, driven by improved EBITDA in 2021 and higher levels of recurring capital spend in the fourth quarter of 2020 as the Company caught up on delayed activities due to the pandemic. For the full year, AFFO per share was $3.48, compared with $3.07 in full year 2020, an increase of 13.4%.
•Global RIM business revenue increased 8.1% in the fourth quarter, or an 8.6% increase compared to the fourth quarter of 2020, excluding the impact of FX. For the full year, total revenue increased 7.5%, or 5.9%, excluding the impact of FX. Global RIM Adjusted EBITDA margin increased 160 basis points in the fourth quarter and 100 basis points for the full year as compared to 2020. Improved profitability was driven by revenue management, productivity and record volume levels.
•Global Data Center business revenue increased 24.7% in the fourth quarter, or a 25.3% increase compared to the fourth quarter of 2020, excluding the impact of FX. For the full year, total revenue increased 17.0%, or 16.2%, excluding the impact of FX. Iron Mountain executed 27 megawatts of new and expansion leases in the fourth quarter, bringing total new and expansion leasing activity to 49 megawatts for the full year 2021.
Dividend

On February 24, 2022, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.6185 per share for the first quarter. The first-quarter 2022 dividend is payable on April 6, 2022, for shareholders of record on March 15, 2022.

Guidance

Iron Mountain issued full year 2022 guidance inclusive of closed transactions; details are summarized in the table below.

2022 Guidance(1)
($ in millions, except per share data)
	2022 Guidance	Y/Y % Change
Total Revenue	$5,125 - $5,275	14% - 17%
Adjusted EBITDA	$1,800 - $1,850	10% - 13%
AFFO	$1,085 - $1,120	7% - 11%
AFFO Per Share	$3.70 - $3.82	6% - 10%
(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain’s transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.
About Iron Mountain
Iron Mountain Incorporated (NYSE: IRM) is a global leader in innovative storage, asset lifecycle management and information management services. Founded in 1951 and trusted by more than 225,000 customers worldwide, Iron Mountain helps customers CLIMB HIGHER™ to transform their businesses. Through a range of services including digital transformation, data centers, secure records storage, information management, asset lifecycle management, secure destruction, and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals.
To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on Twitter and LinkedIn.

Investor Relations Contacts:
Gillian Tiltman	Sarah Barry
SVP, Head of Investor Relations	Manager, Investor Relations
Gillian.Tiltman@ironmountain.com	Sarah.Barry@ironmountain.com
(617) 286-4881	(617) 237-6597

Forward Looking Statements
We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as our (1) 2022 guidance as well as our expectations for growth, including growth opportunities and growth rates for revenue by segment, organic revenue, organic volume and other metrics, including data center leasing, (2) expectations and assumptions regarding the impact from the COVID-19 pandemic on us and our customers, including on our businesses, financial position, results of operations and cash flows, (3) expected benefits related to Project Summit, (4) expectations as to our capital allocation strategy, including our future investments, leverage ratio, AFFO payout ratio, dividend payments and possible funding sources (including real estate monetization) and capital expenditures, (5) expectations regarding the closing of pending acquisitions and investments, and (6) other forward-looking statements related to our business, results of operations and financial condition.

These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as "believes," "expects," "anticipates," "estimates," "plans," "intends" or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) the severity and duration of the COVID-19 pandemic and its effects on the global economy, including its effects on us, the markets we serve and our customers and the third parties with whom we do business within those markets; (ii) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (iii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space; (iv) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, incorporate new digital information technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand internationally, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and grow our business through joint ventures; (v) changes in the amount of our capital expenditures; (vi) our ability to raise debt or equity capital and changes in the cost of our debt; (vii) the cost and our ability to comply with, laws, regulations and customer demands, including those relating to data security and privacy issues, as well as fire and safety and environmental standards; (viii) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information or our internal records or information technology systems and the impact of such incidents on our reputation and ability to compete; (ix) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (x) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate, particularly as we consolidate operations and move records and data across borders; (xi) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xii) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xiii) the cost or potential liabilities associated with real estate necessary for our business; (xiv) failures in our adoption of new IT systems; (xv)

other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this report.

Reconciliation of Non-GAAP Measures:

Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted Earnings per Share (“Adjusted EPS”), (3) Funds from Operations (“FFO Nareit”), (4) FFO (Normalized), and (5) Adjusted Funds from Operations (“AFFO”). These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release.

Consolidated Balance Sheets
(Unaudited; dollars in thousands)

	12/31/2021	12/31/2020
ASSETS
Current Assets:
Cash and Cash Equivalents	$255,828	$205,063
Accounts Receivable, Net	961,419	859,344
Prepaid Expenses and Other	224,020	205,380
Total Current Assets	$1,441,267	$1,269,787
Property, Plant and Equipment:
Property, Plant and Equipment	$8,647,303	$8,246,337
Less: Accumulated Depreciation	(3,979,159)	(3,743,894)
Property, Plant and Equipment, Net	$4,668,144	$4,502,443
Other Assets, Net:
Goodwill	$4,463,531	$4,557,609
Customer Relationships, Customer Inducements and Data Center Lease-Based Intangibles	1,181,043	1,326,977
Operating Lease Right-of-Use Assets	2,314,422	2,196,502
Other	381,624	295,949
Total Other Assets, Net	$8,340,620	$8,377,037
Total Assets	$14,450,031	$14,149,267

LIABILITIES AND EQUITY
Current Liabilities:
Current Portion of Long-term Debt	$309,428	$193,759
Accounts Payable	369,145	359,863
Accrued Expenses and Other Current Liabilities	1,032,537	1,146,288
Deferred Revenue	307,470	295,785
Total Current Liabilities	$2,018,580	$1,995,695
Long-term Debt, Net of Current Portion	8,962,513	8,509,555
Long-term Operating Lease Liabilities, Net of Current Portion	2,171,472	2,044,598
Other Long-term Liabilities	144,053	204,508
Deferred Income Taxes	223,934	198,377
Redeemable Noncontrolling Interests	72,411	59,805
Total Long-term Liabilities	$11,574,383	$11,016,843
Total Liabilities	$13,592,963	$13,012,538
Equity
Total Equity	$857,068	$1,136,729
Total Liabilities and Equity	$14,450,031	$14,149,267

Quarterly Consolidated Statements of Operations
(Unaudited; dollars in thousands, except per-share data)

	Q4 2021	Q3 2021	Q/Q % Change	Q4 2020	Y/Y % Change
Revenues:
Storage Rental	$725,177	$718,614	0.9%	$697,294	4.0%
Service	434,410	411,534	5.6%	362,359	19.9%
Total Revenues	$1,159,587	$1,130,148	2.6%	$1,059,653	9.4%

Operating Expenses:
Cost of Sales (excluding Depreciation and Amortization)	$479,078	$481,663	(0.5) %	$449,224	6.6%
Selling, General and Administrative	262,461	241,596	8.6%	236,438	11.0%
Depreciation and Amortization	173,277	174,818	(0.9) %	168,383	2.9%
Acquisition and Integration Costs	9,349	1,138	721.7%	—	—
Restructuring Charges	76,740	50,432	52.2%	65,681	16.8%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(37,720)	(935)	3,934.2%	(285,366)	(86.8) %
Total Operating Expenses	$963,185	$948,712	1.5%	$634,359	51.8%

Operating Income (Loss)	$196,402	$181,436	8.2%	$425,294	(53.8) %
Interest Expense, Net	104,510	103,809	0.7%	105,127	(0.6) %
Other Expense (Income), Net	7,214	(18,501)	(139.0) %	77,108	(90.6) %
Net Income (Loss) Before Provision (Benefit) for Income Taxes	$84,678	$96,128	(11.9) %	$243,060	(65.2) %
Provision (Benefit) for Income Taxes	23,217	28,017	(17.1) %	(3,695)	(728.3) %
Net Income (Loss)	$61,461	$68,111	(9.8) %	$246,755	(75.1) %
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(187)	428	(143.7) %	(656)	(71.5) %
Net Income (Loss) Attributable to Iron Mountain Incorporated	$61,648	$67,683	(8.9) %	$247,411	(75.1) %

Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:
Basic	$0.21	$0.23	(8.7) %	$0.86	(75.6) %
Diluted	$0.21	$0.23	(8.7) %	$0.86	(75.6) %

Weighted Average Common Shares Outstanding - Basic	290,064	289,762	0.1%	288,419	0.6%
Weighted Average Common Shares Outstanding - Diluted	291,811	291,482	0.1%	289,161	0.9%

Full Year Consolidated Statements of Operations
(Unaudited; dollars in thousands, except per-share data)

	Full Year 2021	Full Year 2020	% Change
Revenues:
Storage Rental	$2,870,119	$2,754,091	4.2%
Service	1,621,412	1,393,179	16.4%
Total Revenues	$4,491,531	$4,147,270	8.3%

Operating Expenses:
Cost of Sales (excluding Depreciation and Amortization) (1)	$1,887,229	$1,757,342	7.4%
Selling, General and Administrative (2)	1,022,559	949,215	7.7%
Depreciation and Amortization	680,422	652,069	4.3%
Acquisition and Integration Costs	12,764	—	—
Restructuring Charges	206,426	194,396	6.2%
Intangible Impairments	—	23,000	(100.0) %
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(172,041)	(363,537)	(52.7) %
Total Operating Expenses	$3,637,359	$3,212,485	13.2%

Operating Income (Loss)	$854,172	$934,785	(8.6) %
Interest Expense, Net	417,961	418,535	(0.1) %
Other Expense (Income), Net	(192,804)	143,545	(234.3) %
Net Income (Loss) Before Provision (Benefit) for Income Taxes	$629,015	$372,705	68.8%
Provision (Benefit) for Income Taxes	176,290	29,609	495.4%
Net Income (Loss)	$452,725	$343,096	32.0%
Less: Net (Loss) Income Attributable to Noncontrolling Interests	2,506	403	521.8%
Net Income (Loss) Attributable to Iron Mountain Incorporated	$450,219	$342,693	31.4%

Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:
Basic	$1.56	$1.19	31.1%
Diluted	$1.55	$1.19	30.3%

Weighted Average Common Shares Outstanding - Basic	289,457	288,183	0.4%
Weighted Average Common Shares Outstanding - Diluted	290,975	288,643	0.8%

(1) Includes $7.6M of direct and incremental costs related to COVID-19 in Full Year 2020.
(2) Includes $1.6M of direct and incremental costs related to COVID-19 in Full Year 2020.

Quarterly Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in thousands)

	Q4 2021	Q3 2021	Q/Q % Change	Q4 2020	Y/Y % Change

Net Income (Loss)	$61,461	$68,111	(9.8) %	$246,755	(75.1) %

Add / (Deduct):
Interest Expense, Net	104,510	103,809	0.7%	105,127	(0.6) %
Provision (Benefit) for Income Taxes	23,217	28,017	(17.1) %	(3,695)	(728.3) %
Depreciation and Amortization	173,277	174,818	(0.9) %	168,383	2.9%
Acquisition and Integration Costs	9,349	1,138	721.7%	—	—
Restructuring Charges	76,740	50,432	52.2%	65,681	16.8%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(37,720)	(935)	3,934.2%	(285,366)	(86.8) %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	3,255	(21,517)	(115.1) %	74,212	(95.6) %
Stock-Based Compensation Expense	15,088	12,644	19.3%	2,216	580.9%
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	1,557	1,252	24.4%	175	789.3%
Adjusted EBITDA	$430,734	$417,769	3.1%	$374,247	15.1%

Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs, (ii) Restructuring Charges; (iii) Intangible impairments; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other expense (income), net; (vi) Stock-based compensation expense; and (vii) COVID-19 Costs. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business.

Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Adjusted EBITDA also does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP).

Full Year Reconciliation of Net Income (Loss) to Adjusted EBITDA
(Dollars in thousands)

	Full Year 2021	Full Year 2020	% Change

Net Income (Loss)	$452,725	$343,096	32.0%
Add / (Deduct):
Interest Expense, Net	417,961	418,535	(0.1) %
Provision (Benefit) for Income Taxes	176,290	29,609	495.4%
Depreciation and Amortization	680,422	652,069	4.3%
Acquisition and Integration Costs	12,764	—	—
Restructuring Charges	206,426	194,396	6.2%
Intangible Impairments	—	23,000	(100.0) %
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(172,041)	(363,537)	(52.7) %
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(205,746)	133,611	(254.0) %
Stock-Based Compensation Expense	61,001	34,272	78.0%
COVID-19 Costs	—	9,285	(100.0) %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	4,897	1,385	253.6%
Adjusted EBITDA	$1,634,699	$1,475,721	10.8%

Quarterly Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q4 2021	Q3 2021	Q/Q % Change	Q4 2020	Y/Y % Change

Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.21	$0.23	(9.0) %	$0.86	(75.4) %
Add / (Deduct):
Acquisition and Integration Costs	0.03	—	—	—	—
Restructuring Charges	0.26	0.17	52.0%	0.23	14.3%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(0.13)	—	—	(0.99)	(86.9) %
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.01	(0.07)	(115.2) %	0.26	(95.7) %
Stock-Based Compensation Expense	0.05	0.04	19.2%	0.01	417.0%
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.01)	0.02	(167.3) %	(0.06)	(79.5) %
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	$0.43	$0.40	8.0%	$0.29	47.3%
(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the quarters and years ended December 31, 2021 and 2020, is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarters and years ended December 31, 2021 and 2020 was 17.7% and 15.1%, respectively, and quarter and year to date September 30, 2021 was 16.5%. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter’s estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

Adjusted Earnings Per Share, or Adjusted EPS
We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) Intangible impairments; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other expense (income), net; (vi) Stock-based compensation expense; (vii) COVID-19 Costs, and (viii) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

Full Year Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Full Year 2021	Full Year 2020	% Change

Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	$1.55	$1.19	30.3%
Add / (Deduct):
Acquisition and Integration Costs	0.04	—	—
Restructuring Charges	0.71	0.67	6.0%
Intangible Impairments	—	0.08	(100.0) %
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(0.59)	(1.26)	(53.2) %
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(0.71)	0.46	(254.3) %
Stock-Based Compensation Expense	0.21	0.12	75.0%
COVID-19 Costs	—	0.03	(100.0) %
Tax Impact of Reconciling Items and Discrete Tax Items (1)	0.28	(0.11)	(354.5) %
Income (Loss) Attributable to Noncontrolling Interests	0.01	—	—
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	$1.51	$1.19	26.9%
(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the quarters and years ended December 31, 2021 and 2020, is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the years ended December 31, 2021 and 2020 was 17.7% and 15.1%. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter’s estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO

(Dollars in thousands, except per-share data)

	Q4 2021	Q3 2021	Q/Q % Change	Q4 2020	Y/Y % Change

Net Income	$61,461	$68,111	(9.8) %	$246,755	(75.1) %
Add / (Deduct):
Real Estate Depreciation (1)	77,423	79,463	(2.6) %	74,618	3.8%
(Gain) Loss on Sale of Real Estate, Net of Tax	(36,859)	748	(5,029.5) %	(288,248)	(87.2) %
Data Center Lease-Based Intangible Asset Amortization (2)	10,910	10,458	4.3%	10,464	4.3%
FFO (Nareit)	$112,935	$158,780	(28.9) %	$43,589	159.1%
Add / (Deduct):
Acquisition and Integration Costs	9,349	1,138	721.7%	—	—
Restructuring Charges	76,740	50,432	52.2%	65,681	16.8%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	(861)	(1,668)	(48.4) %	2,881	(130.2) %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	3,255	(21,517)	(115.1) %	74,212	(95.6) %
Stock-Based Compensation Expense	15,088	12,644	19.3%	2,216	580.9%
Real Estate Financing Lease Depreciation	3,844	3,740	2.8%	3,706	3.7%
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(3,586)	5,304	(167.6) %	(18,795)	(80.9) %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(8)	(17)	(53.0) %	(7)	14.3%
FFO (Normalized)	$216,757	$208,836	3.8%	$173,483	24.9%

Per Share Amounts (Fully Diluted Shares):
FFO (Nareit)	$0.39	$0.55	(28.4) %	$0.15	160.0%
FFO (Normalized)	$0.74	$0.72	2.8%	$0.60	23.3%

Weighted Average Common Shares Outstanding - Basic	290,064	289,762	0.1%	288,419	0.6%
Weighted Average Common Shares Outstanding - Diluted	291,811	291,482	0.1%	289,161	0.9%
(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Funds From Operations, or FFO (Nareit), and FFO (Normalized)
Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts (“Nareit”) as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles and adjusting for our share of reconciling items from our unconsolidated joint ventures from FFO (“FFO (Nareit)”). FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss).
Although Nareit has published a definition of FFO, we modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) Intangible impairments; (iv) Loss (gain) on disposal/write-down of property, plant and equipment, net (excluding real estate); (v) Other expense (income), net, (vi) Stock-based compensation expense; (vii) COVID-19 Costs, (viii) Real estate financing lease depreciation; and (ix) Tax impact of reconciling items and discrete tax items.

FFO (Normalized) per share
FFO (Normalized) divided by weighted average fully-diluted shares outstanding.

Quarterly Reconciliation of Net Income (Loss) to FFO and AFFO (continued)
(Dollars in thousands)

	Q4 2021	Q3 2021	Q/Q % Change	Q4 2020	Y/Y % Change

FFO (Normalized)	$216,757	$208,836	3.8%	$173,483	24.9%
Add / (Deduct):
Non-Real Estate Depreciation	36,535	37,128	(1.6) %	34,461	6.0%
Amortization Expense (1)	36,181	36,361	(0.5) %	38,114	(5.1) %
Amortization of Deferred Financing Costs	4,078	4,027	1.3%	4,226	(3.5) %
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	2,274	2,251	1.0%	2,267	0.3%
Non-Cash Rent Expense (Income)	2,165	3,722	(41.8) %	1,896	14.2%
Reconciliation to Normalized Cash Taxes	13,009	8,133	60.0%	(938)	(1,486.9) %
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	1,747	1,021	71.2%	830	1,131.1%
Less:
Recurring Capital Expenditures	45,714	37,995	20.3%	63,567	(28.1) %
AFFO	$267,032	$263,484	1.3%	$190,771	40.0%

Per Share Amounts (Fully Diluted Shares):
AFFO Per Share	$0.92	$0.90	1.2%	$0.66	38.7%

Weighted Average Common Shares Outstanding - Basic	290,064	289,762	0.1%	288,419	0.6%
Weighted Average Common Shares Outstanding - Diluted	291,811	291,482	0.1%	289,161	0.9%

(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $8.4M, $7.7M, and $7.0M in Q4 2021, Q3 2021, and Q4 2020, respectively.

Adjusted Funds From Operations, or AFFO
AFFO is defined as FFO (Normalized) (1) excluding (i) non-cash rent expense (income), (ii) depreciation on non-real estate assets, (iii) amortization expense associated with (a) customer relationship value (CRV), intake costs, acquisitions of customer relationships and other intangibles, and (b) capitalized internal commissions, (iv) amortization of deferred financing costs and debt discount/premium, (v) revenue reduction associated with amortization of permanent withdrawal fees and above-and below-market data center leases, and (vi) the impact of reconciling to normalized cash taxes, and (2) including recurring capital expenditures excluding Significant Acquisition Capital Expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP).

AFFO per share
AFFO divided by weighted average fully-diluted shares outstanding.

Full Year Reconciliation of Net Income (Loss) to FFO and AFFO
(Dollars in thousands, except per-share data)

	Full Year 2021	Full Year 2020	% Change

Net Income	$452,725	$343,096	32.0%
Add / (Deduct):
Real Estate Depreciation (1)	307,717	298,943	2.9%
(Gain) Loss on Sale of Real Estate, Net of Tax	(142,892)	(365,709)	(60.9) %
Data Center Lease-Based Intangible Asset Amortization (2)	42,333	42,637	(0.7) %
FFO (Nareit)	$659,883	$318,967	106.9%
Add / (Deduct):
Acquisition and Integration Costs	12,764	—	—
Restructuring Charges	206,426	194,396	6.2%
Intangible Impairments	—	23,000	(100.0) %
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	(3,751)	2,523	(248.7) %
Other (Income) Expense, Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	(205,746)	133,611	(254.0) %
Stock-Based Compensation Expense	61,001	34,272	78.0%
COVID-19 Costs	—	9,285	(100.0) %
Real Estate Financing Lease Depreciation	14,635	13,801	6.0%
Tax Impact of Reconciling Items and Discrete Tax Items (3)	56,822	(31,825)	(278.5) %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(38)	(38)	—
FFO (Normalized)	$801,996	$697,992	14.9%

Per Share Amounts (Fully Diluted Shares):
FFO (Nareit)	$2.27	$1.11	104.5%
FFO (Normalized)	$2.76	$2.42	14.0%

Weighted Average Common Shares Outstanding - Basic	289,457	288,183	0.4%
Weighted Average Common Shares Outstanding - Diluted	290,975	288,643	0.8%

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold improvements and racking), excluding depreciation related to financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes but have an insignificant impact on our reported provision (benefit) from income taxes and (ii) other discrete tax items.

Full Year Reconciliation of Net Income (Loss) to FFO and AFFO (continued)

(Dollars in thousands, except per-share data)

	Full Year 2021	Full Year 2020	% Change

FFO (Normalized)	$801,996	$697,992	14.9%
Add / (Deduct):
Non-Real Estate Depreciation	142,720	134,819	5.9%
Amortization Expense (1)	142,278	137,817	3.2%
Amortization of Deferred Financing Costs	16,548	17,376	(4.8) %
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	8,852	9,878	(10.4) %
Non-Cash Rent Expense (Income)	15,256	10,172	50.0%
Reconciliation to Normalized Cash Taxes	27,801	21,508	29.3%
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	4,649	1,064	336.9%
Less:
Recurring Capital Expenditures	148,201	143,092	3.6%
AFFO	$1,011,899	$887,534	14.0%

Per Share Amounts (Fully Diluted Shares):
AFFO Per Share	$3.48	$3.07	13.4%

Weighted Average Common Shares Outstanding - Basic	289,457	288,183	0.4%
Weighted Average Common Shares Outstanding - Diluted	290,975	288,643	0.8%

(1) Includes Customer Relationship Value, intake costs, acquisition of customer relationships, and other intangibles. Excludes amortization of capitalized commissions of $30.8M and $24.1M in 2021 and 2020, respectively.